Exhibit 99.1

Investor Relations Contact:	Media Contact:
Randy Scherago	Mark Brender
GeoEye	GeoEye
(703) 480-6325	(703) 480-9562
scherago.randy@geoeye.com	brender.mark@geoeye.com
GeoEye Completes Previously Announced Private Placement of
80,000 Shares of Preferred Stock to Cerberus Satellite LLC
DULLES, Va. (Sept. 22, 2010) — GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial-based geospatial information and services, announced today that it completed the previously announced private placement of 80,000 shares of the Company’s Series A Convertible Preferred Stock to Cerberus Satellite LLC, an affiliate of Cerberus Capital Management, L.P. (together with its affiliates, funds and managed accounts, “Cerberus”). Gross proceeds to the Company from the private placement were $78 million, which will be used for the development and launch of GeoEye-2, the Company’s next-generation commercial Earth-imaging satellite.
As announced last March, Cerberus agreed with the Company to support its bid for the National Geospatial-Intelligence Agency’s (“NGA”) EnhancedView award. Cerberus’ support included a commitment by Cerberus to purchase the Company’s Series A Convertible Preferred Stock following a successful bid. This commitment was conditioned upon the final award to GeoEye of a satellite under the program. This private placement of preferred shares follows the award on Aug. 6, 2010 to GeoEye from the NGA of the $3.8 billion EnhancedView contract.
Under the terms of the contract award, the NGA will contribute up to $336.9 million to the Company toward the overall construction costs of the GeoEye-2 satellite. The Company anticipates that GeoEye-2 will be operational in 2013. The EnhancedView award includes $2.8 billion for commercial satellite imagery purchases by the NGA over the next 10 years under the terms of a Service Level Agreement from GeoEye’s satellite constellation. The Company was also awarded $700 million for value-added products and services to include the design and procurement of additional infrastructure to support government operations. This also includes our EyeQ™ Web Mapping Services to be delivered under the Service Level Agreement.
About Cerberus Capital Management, L.P.
Established in 1992, Cerberus Capital Management, L.P., along with its affiliates, is one of the world’s leading private investment firms with approximately $24 billion under management. Through its team of investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus is headquartered in New York City, with affiliate and/or advisory offices in the United States, Europe, the Middle East and Asia.
About GeoEye
GeoEye, Inc. is an international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. Headquartered in Dulles, Virginia, the Company has over 500 employees, dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. The Company provides support to academic institutions and non-governmental organizations through the GeoEye Foundation (http://www.geoeyefoundation.org). Additional information about GeoEye is available at www.geoeye.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010 and June 30, 2010, which we filed with the SEC on May 10, 2010 and August 10, 2010, respectively. Copies of all SEC filings may be obtained from the SEC’s EDGAR web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.
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